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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Silvia M. Larrieu
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AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, December 9, 2021. Amerant Bancorp Inc. (NASDAQ: AMTB) (the “Company” or “Amerant”) today announced that it has declared a cash dividend of $0.06 per share of Amerant common stock. The dividend is payable on or before January 15, 2022, to holders of record on December 22, 2021 (the “Record Date”). The aggregate amount of the payment to be made in connection with this dividend (currently estimated at $2.2 million) will depend on the number of shares issued and outstanding as of the Record Date.

“The Board of Director’s approval of this dividend evidences our commitment to increase total return to shareholders” said Jerry Plush, Vice Chairman, President and CEO. “This also further underscores Amerant’s strong financial position and the confidence we have in the Company’s current and future performance.”

About Amerant Bancorp Inc. (NASDAQ: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiaries: Amerant Investments, Inc., Elant Bank and Trust Ltd., and Amerant Mortgage, LLC. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the second largest community bank headquartered in Florida. The Bank operates 24 banking centers – 17 in South Florida and 7 in Houston, Texas. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements regarding our commitment to increase total return to shareholders as well as statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, in our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

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